UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 13, 2007

eFunds Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-31951	39-1506286
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Gainey Center II, Suite 300, 8501 North Scottsdale Road, Scottsdale, Arizona		85253
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	480.629.7700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

In December 2003, the Company entered into a Marketing, Sales and Services Alliance Agreement (the "Alliance Agreement") with MasterCard International Incorporated ("MasterCard"). The Company has filed a complaint against MasterCard in Superior Court for the State of Arizona alleging, among other things, that MasterCard’s purported termination of the Alliance Agreement is improper and that MasterCard is in breach of its obligations under the Alliance Agreement. The Company has not yet served the complaint on MasterCard because the Company has been in recent discussions with MasterCard to seek alternative resolutions to this dispute.

Any alleged or actual termination of the Alliance Agreement will have no impact on the Company’s processing relationship with existing Alliance customers, who represent a relatively modest portion of its current U.S. EFT processing revenues. Regardless of the outcome of the current discussions with MasterCard, the Company remains confident regarding the prospects for its suite of payment processing and risk management solutions and services and will continue to focus on its direct sales efforts and other distribution channels.

The Company will be releasing guidance regarding its expectations for 2007 in connection with its scheduled earnings call on February 21, 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

eFunds Corporation

February 13, 2007	By:	/s/ George W. Gresham

Name: George W. Gresham
Title: Chief Financial Officer